Exhibit 10.9

DEBT SETTLEMENT AGREEMENT

This  Debt  Settlement  Agreement  (this  “Agreement”)  is  made  effective  this  December  31,  2012  between

SunVesta,  Inc.,  a  company  formed  in  Florida  (“Parent”)  with  its  wholly  owned  subsidiary,  SunVesta

Holding  AG,  a  company  formed  in  Switzerland  (“Debtor”),  each  of  which  has  offices  located  at  97

Seestrasse,  Oberrieden,  Switzerland  CH-8942  and  Hans  Rigendinger,  a  Swiss  individual  and  director  of

Debtor, resident at 20 Bachtelstrasse, Switzerland, CH-8808 (“Creditor”).

SECTION ONE

ACKNOWLEDGEMENT OF EXISTING OBLIGATION

The  parties  acknowledge  that  Debtor  is  at  present  indebted  to  Creditor  in  the  sum  of  seven  hundred  and seventeen  thousand  nine  hundred  and  seventy  six  dollars  and  seventy  one  cents  ($717,976.71),  an  amount including principal and interest on a series of loans provided by Creditor to Debtor as of December 31, 2012.

SECTION TWO

AGREEMENT FOR DIFFERENT METHOD OF PAYMENT

Parent, Debtor  and Creditor  desire  and agree  to  provide  for  the payment  of the  above-stated indebtedness in  accordance  with  terms  and  provisions  different  from,  and  in  substitution  of,  the  terms  and  obligations of the loans as described in Section One above.

SECTION THREE

CONSIDERATION

In  consideration  of  the  mutual  promises  contained  in  this  Agreement,  Parent,  Debtor  and  Creditor  agree as follows:

a.

Method  of  Payment:  Parent  agrees  to  issue  to  Creditor  and  Creditor  agrees  to  accept  from

Parent,  in  full  satisfaction  of  Debtor’s  obligation  of  $717,976.71,  being  the  indebtedness described  in  Section  One,  seventeen  million  nine  hundred  and  forty  nine  thousand  and  four hundred seventeen (17,949,417) shares of Parent’s common stock, valued at $0.04 per share.

b.

Satisfaction:  On  execution  of  this  Agreement  and  Parent’s  board  of  directors  resolution authorizing the  issuance  of 17,949,417 shares  of Parent’s common stock to Creditor  provided for  in  Section  Three  (a),  the  original  indebtedness  of  Debtor  to  Creditor,  as  described  in

Section One, will be forever cancelled and discharged.

In  witness  whereof,  the  parties  have  executed  this  Agreement  in  Switzerland  on  the  date  first  mentioned above.

SunVesta, Inc.

SunVesta Holding AG

/s/ Josef Mettler

/s/ Josef Mettler

By: Josef Mettler, Chief Executive Officer

By: Josef Mettler, CEO and Deputy Chairman

Hans Rigendinger

/s/ Hans Rigendinger

Hans Rigendinger